Exhibit 10.2

SIXTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 19, 2016
among

GULFPORT ENERGY CORPORATION,
as Borrower,

THE BANK OF NOVA SCOTIA,
as Administrative Agent

and

The Lenders Party Hereto

KEYBANK NATIONAL ASSOCIATION and
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Co-Syndication Agents

WELLS FARGO BANK, N.A. and
BARCLAYS BANK PLC,
as Co-Documentation Agents

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of February 19, 2016, among GULFPORT ENERGY CORPORATION, a Delaware corporation (“Borrower”), THE BANK OF NOVA SCOTIA, as Administrative Agent (“Administrative Agent”) and L/C Issuer, and the Lenders party hereto.
R E C I T A L S
A.    Borrower, the financial institutions signing as Lenders thereto, Administrative Agent and the other agents party thereto are parties to an Amended and Restated Credit Agreement dated as of December 27, 2013, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of April 23, 2014, a Second Amendment to Amended and Restated Credit Agreement dated as of November 26, 2014, a Third Amendment to Amended and Restated Credit Agreement dated as of April 10, 2015, a Fourth Amendment to Amended and Restated Credit Agreement and Limited Consent and Waiver dated as of May 29, 2015, and a Fifth Amendment to Amended and Restated Credit Agreement dated as of September 18, 2015 (collectively, the “Original Credit Agreement”); the Original Credit Agreement as amended and waived by this Amendment is referred to herein as the “Credit Agreement”).
B.    The parties desire to amend the Original Credit Agreement as hereinafter provided.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Same Terms. All terms used herein that are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (i) all references in the Original Credit Agreement and, where appropriate in the context, in the other Loan Documents to the “Agreement” shall mean the Original Credit Agreement, as amended and waived by this Amendment, as the same may hereafter be amended and waived from time to time, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended and waived by the Modification Papers, as the same may hereafter be amended and waived from time to time. In addition, the following terms have the meanings set forth below:
“Effective Date” means the date on which the conditions specified in Section 2 below are satisfied (or waived in writing by the Administrative Agent).
“Modification Papers” means this Amendment and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.
2.    Conditions Precedent. The obligations and agreements of the Lenders as set forth in this Amendment are subject to the satisfaction, unless waived in writing by Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):
A.    Sixth Amendment to Credit Agreement. This Amendment shall have been duly executed and delivered by each of the parties hereto.
B.    Fees and Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.
3.    Amendments to Original Credit Agreement. On the Effective Date, the Original Credit Agreement shall be deemed to be amended as follows:
(a)    The definition of Senior Notes set forth in Section 1.01 of the Original Credit Agreement shall be amended to read in its entirety as follows:
‘Senior Notes’ means any unsecured Indebtedness of Borrower (and any unsecured Guarantees thereof by the Guarantors) in an aggregate principal amount not exceeding $1,350,000,000.”
(b)    Section 1.01 of the Original Credit Agreement shall be amended by adding the following definitions in appropriate alphabetical order:
“‘Contributed Value’ means, with respect to any JV Non-Borrowing Base Property Investment, the fair market value thereof on the date contributed to a joint venture, as such value is reasonably determined by the board of directors or a Responsible Officer of Borrower and, if requested by Agent, described on a certificate of a Responsible Officer of Borrower certifying to that effect.
‘JV Non-Borrowing Base Property Investment’ means oil and gas or other properties of the Borrower or any Subsidiary not included in the Borrowing Base that are contributed to a joint venture under Section 8.02(j).
‘JV Investments Amount’ means Investments consisting solely of any combination of cash and the Contributed Value of JV Non-Borrowing Base Property Investments.”
(c)    Section 8.02(j) shall be amended to read in its entirety as follows:
“(j)    Investments in joint ventures formed to own and operate midstream assets; provided that the JV Investments Amount of all such Investments made in reliance on this clause (j) does not exceed $100,000,000 in the aggregate; and”
(d)    Section 8.05(q) shall be amended by deleting the word “or” at the end thereof, and Section 8.05(r) shall be amended by adding the word “or” at the end thereof, and Section 8.05 shall be amended by adding the following provision as the new clause (s):
“(s)    Dispositions of property constituting Investments permitted by Section 8.02;”
(e)    Section 8.09(a)(ii)(A) shall be amended to read in its entirety as follows:
“(A)    80% of the Loan Parties’ aggregate reasonably anticipated Projected Oil and Gas Production for each fiscal quarter during the first three (3) year period during which such Swap Contract is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately, provided that for Swap Contracts entered into during 2016 only, the following percentages of the Loan Parties’ aggregate reasonably anticipated Projected Oil and Gas Production shall be applicable for each fiscal quarter during each calendar year:

Calendar Year	Percentage
2016	90%
2017	80%
2018	80%

; and”

(f)    Section 10.10(b)(i)(A)(IV) shall be amended by inserting the phrase “payment in full of all Obligations arising from the” immediately before the phrase “expiration, termination or unwinding of”.
(g)    Section 11.01 shall be amended by adding the following paragraph at the end thereof:
“If (1) conditions (I), (II) and (III) to the Release Date have been satisfied other than payment in full of all Obligations arising under clause (ii) or clause (iii) of the definition of the term “Obligations” and (2) no Loan Party has any outstanding Indebtedness, liability or obligations in connection with a first lien revolving credit facility that are secured by a Lien on the Collateral (or any commitment relating to any such revolving credit facility), other than (x) Obligations arising under clause (ii) or clause (iii) of the definition of the term “Obligations” and guaranties thereof and (y) contingent indemnification obligations under any such first lien revolving credit facility, then (A) any reference to “Lenders” or “Majority Lenders” in this Agreement or any other Loan Document with respect to rights to provide instructions to the Administrative Agent or other agents with respect to enforcement against Collateral shall be deemed to be a reference to the Secured Parties to whom Obligations remain outstanding and any voting shall be based upon the outstanding amount of such Obligations, and (B) any reference to “Events of Default” as conditions precedent to such enforcement rights shall be deemed to be a reference to “events of default” or “termination events,” howsoever described, under the outstanding Lender Swap Contracts or Secured Cash Management Agreements, as applicable. The rights of the Secured Parties under Lender Swap Contracts and Secured Cash Management Agreements granted pursuant to clauses (A) and (B) of the preceding sentence shall immediately terminate if (x) clause (1) of the preceding sentence is at any time not true, or (y) both of the following conditions are fulfilled at any time: (I) clause (2) of the preceding sentence is at any time not true, and (II) the Obligations owed to such Secured Parties are secured equally and ratably in the Collateral with the Indebtedness, liabilities and obligations under such first lien revolving credit facility.”
(h)    The second sentence of Section 11.20 shall be amended to read in its entirety as follows:
“No Swap Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Lender Swap Contract, except with respect to Collateral to the extent, and only to the extent, set forth in the final paragraph of Section 11.01.”
(i)    The third sentence of Section 11.21 shall be amended to read in its entirety as follows:
“No Cash Management Party shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any Secured Cash Management Agreement, except with respect to Collateral to the extent, and only to the extent, set forth in the final paragraph of Section 11.01.”
4.    Reaffirmation of Borrowing Base. The Borrowing Base is hereby reaffirmed at $700,000,000. This redetermination of the Borrowing Base constitutes the scheduled periodic redetermination of the Borrowing Base in connection with the Reserve Report for the period ending January 1, 2016 pursuant to Section 4.02(a) of the Credit Agreement, and not a special redetermination pursuant to Section 4.03 of the Credit Agreement. The Borrowing Base shall remain at this amount until next redetermined in accordance with Article IV of the Credit Agreement.
5.    Certain Representations. Borrower represents and warrants that, as of the Effective Date: (a) Borrower has full power and authority to execute the Modification Papers to which it is a party and such Modification Papers constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (b) no authorization, approval, consent or other action by, notice to, or filing with, any Governmental Authority or other Person is required for the execution, delivery and performance by Borrower thereof; and (c) no Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment. In addition, Borrower represents that after giving effect to the Modification Papers, all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (provided that any such representations or warranties that are, by their terms, already qualified by reference to materiality shall be true and correct without regard to such additional materiality qualification) on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects (or true and correct without regard to such additional materiality qualification, as applicable) as of such earlier date.
6.    No Further Amendments. Except as previously amended or waived in writing or as amended or waived hereby, the Original Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.
7.    Acknowledgments and Agreements. Borrower acknowledges that on the date hereof all outstanding Obligations, in each case as amended and waived hereby, are payable in accordance with their terms, and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. Borrower, Administrative Agent, L/C Issuer and each Lender do hereby adopt, ratify and confirm the Original Credit Agreement, as amended and waived hereby, and acknowledge and agree that the Original Credit Agreement, as amended and waived hereby, is and remains in full force and effect. Borrower acknowledges and agrees that its liabilities and obligations under the Original Credit Agreement and under the other Loan Documents, in each case as amended and waived hereby, are not impaired in any respect by this Amendment. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as amended and waived hereby.
8.    Limitation on Agreements. The consents, waivers and modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the other Loan Documents, or (b) to prejudice any other right or rights that Administrative Agent or the Lenders now have or may have in the future under or in connection with the Original Credit Agreement and the other Loan Documents, each as amended and waived hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.
9.    Confirmation of Security. Borrower hereby confirms and agrees that all of the Collateral Documents that presently secure the Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Obligations as described in the Original Credit Agreement as modified by this Amendment.
10.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.
11.    Incorporation of Certain Provisions by Reference. The provisions of Section 11.15 of the Original Credit Agreement captioned “Governing Law, Jurisdiction; Etc.” and Section 11.16 of the Original Credit Agreement captioned “Waiver of Right to Trial by Jury” are incorporated herein by reference for all purposes.
12.    Entirety, Etc. This Amendment, the other Modification Papers and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT, THE OTHER MODIFICATION PAPERS AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[This space is left intentionally blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.
BORROWER

GULFPORT ENERGY CORPORATION

By:    /s/ Aaron Gaydosik
    Aaron Gaydosik
    Chief Financial Officer
ADMINISTRATIVE AGENT:

THE BANK OF NOVA SCOTIA,
as Administrative Agent and L/C Issuer

By:    /s/ Alan Dawson
    Alan Dawson
    Director
LENDERS:

THE BANK OF NOVA SCOTIA,
as a Lender

By:    /s/ Alan Dawson
    Alan Dawson
    Director
KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:    /s/ George McKean
Name: George McKean
Title:    Senior Vice President
CREDIT SUISSE AG,
Cayman Islands Branch,
as a Lender

By:    /s/ Nupur Kumar
Name: Nupur Kumar
Title:    Authorized Signatory

By:    /s/ Warren Van Heyst
Name: Warren Van Heyst
Title:    Authorized Signatory
BARCLAYS BANK PLC,
as a Lender

By:    /s/ Ronnie Glenn
Name:    Ronnie Glenn
Title:    Vice President
WELLS FARGO BANK, N.A.,
as a Lender

By:
Name:
Title:
ZB, N.A. dba Amegy Bank,
as a Lender

By:    /s/ Jill McSorley
Name:    Jill McSorley
Title:    Senior Vice President – Amegy Bank Division
BNP PARIBAS,
as a Lender

By:    /s/ Ann Rhoads
Name:    Ann Rhoads
Title:    Managing Director

By:    /s/ Vincent Trapet
Name:    Vincent Trapet
Title:    Director
COMPASS BANK,
as a Lender

By:    /s/ Kathleen J. Bowen
Name:    Kathleen J. Bowen
Title:    Managing Director
PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Sandra Aultman
Name:    Sandra Aultman
Title:    Managing Director
U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:
ASSOCIATED BANK, N.A.,
as a Lender

By:    /s/ Timothy Brendel
Name:    Timothy Brendel
Title:    Senior Vice President
IBERIABANK,
as a Lender

By:    /s/ W. Bryan Chapman
Name:    W. Bryan Chapman
Title:    Executive Vice President